Exhibit 99.1

YOUNG BROADCASTING REPORTS SECOND QUARTER RESULTS

OPERATING EXPENSES DOWN FOR SEVENTH QUARTER IN A ROW

New York, NY – Business Wire – August 14, 2008 – Young Broadcasting Inc. (“YBI” or the “Company”) (NASDAQ:YBTVA) today announced its results for the second quarter ended June 30, 2008. KRON-TV, the Company’s San Francisco MyNetwork affiliate, has been reported as a discontinued operation held for sale in this release. As a result, KRON-TV’s sales, operating expenses and incomes are excluded from comments below.

Net revenue for the quarter ended June 30, 2008 was $37.0 million, or 6.7% lower than the same quarter last year. Operating expenses for the second quarter of 2008 declined 4.9% as compared to 2007, reflecting the continuing success of the Company’s cost reduction plan. Included in second quarter 2008 operating expenses is approximately $500,000 of incremental termination costs associated with positions eliminated during the second quarter of 2008. Station operating performance for the second quarter of 2008 was $12.2 million. (Station operating performance, “SOP,” is a non-GAAP measure. See below for definition and reconciliation to operating loss.)

For the six months ended June 30, 2008, net revenue was $71.9 million, or 4.4% lower than the same period in 2007. SOP for the six months ended June 30, 2008 was $22.7 million.

As required by FASB 142, “Goodwill and Other Intangible Assets”, the Company is required to regularly consider whether its broadcast licenses might have suffered an impairment in their carrying value. At June 30, 2008, this review indicated that the continuing weakness in the San Francisco television advertising market was likely to have caused an impairment. Subsequent testing resulted in a non-cash charge of $139.1 million to recognize a write-down of the carrying value of KRON’s FCC licenses which is reflected in the Company’s loss from discontinued operations. No other stations required similar write-downs at June 30, 2008.

“The current weakness in the national economy, especially in the domestic automobile and housing sectors, has caused our revenues to decline this quarter,” commented Vincent Young, Chairman of YBI. “Unlike some on Wall Street that see trends continuing indefinitely on their current trajectories, I believe that television advertising revenues will recover in the near future and that YBI is well positioned to take advantage of this recovery. Historically, advertising expenditures are among the first to be cut at the start of a recession. They are also among the first to return when the economy begins its recovery.

“We have seen no indication that television advertising has lost any of its effectiveness,” Mr. Young continued. “While enjoying dramatic growth, new media such as the internet has not replicated the sheer household coverage of our industry’s delivery mechanisms. Our Company’s twin strategies of developing new customers and aggressively cutting operating costs should result in the creation of significant value. I look forward to our future.”

Use of Non-GAAP Measures

Station operating performance (“SOP”) is not a financial measure calculated in accordance with generally accepted accounting principles (GAAP) in the United States. The Company defines SOP as operating income, plus non-cash compensation to employees, corporate overhead, depreciation and amortization. The Company believes that SOP is useful information for investors because it enables them to assess the Company’s television stations’ performance in a manner similar to the method used by management and it provides a measure that can be used to analyze, value and compare companies in the television industry. A limitation of this measure, however, is that it excludes depreciation and amortization, which represent the periodic costs of capitalized tangible and intangible assets used in the Company’s business. It also excludes the cost of corporate overhead required to manage the group of stations owned by the Company and non-cash compensation of employees which principally represents the Company’s contribution of stock to the 401(k) plan offered to employees and the costs recognized from certain stock compensation transactions.

SOP should not be regarded as an alternative to either operating income or net loss as an indicator of operating performance or to the statement of cash flows as a measure of liquidity, nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to the SOP financial measure. Reconciliations of historical presentations of SOP to operating income, its most directly comparable GAAP financial measure, are provided in the attachment to this release.

Second Quarter Conference Call

Young Broadcasting Inc. has scheduled a conference call for August 14, 2008 at 11:00 AM (ET). You may participate in the conference call by dialing 888-552-9135 (Passcode: YOUNG, Leader: Vincent Young). This will enable you to listen to the presentation. At the end of the presentation you will have the opportunity to participate in a Q&A session with Vincent Young, CEO of Young Broadcasting Inc. and with James Morgan, the Company’s CFO.

You may listen to a live webcast of the call via the Company’s website at www.youngbroadcasting.com. The archive will be available for replay through September 14, 2008. The webcast is also being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com,

Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site. You may listen to a telephone replay of the entire call by dialing 800-677-6119 through August 21, 2008.

About Young Broadcasting

Young Broadcasting owns ten television stations and the national television representation firm, Adam Young Inc.  Five stations are affiliated with the ABC Television Network (WKRN-TV – Nashville, TN, WTEN-TV – Albany, NY, WRIC-TV – Richmond, VA, WATE-TV – Knoxville, TN, and WBAY-TV – Green Bay, WI), three are affiliated with the CBS Television Network (WLNS-TV – Lansing, MI, KLFY-TV – Lafayette, LA and KELO-TV – Sioux Falls, SD), one is affiliated with the NBC Television Network (KWQC-TV – Davenport, IA) and one is affiliated with MyNetwork  (KRON-TV – San Francisco, CA). In addition, KELO-TV-Sioux Falls, SD is also the MyNetwork affiliate in that market through the use of its digital channel capacity.

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are advised that such forward-looking statements are subject to risks and uncertainties that could significantly affect actual results from those expressed in any such statements. Readers are directed to Young Broadcasting’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as its other filings from time to time with the Securities and Exchange Commission, for a discussion of such risks and uncertainties. Such risks and uncertainties include, among other things, the impact of changes in national and regional economies, the ability to successfully integrate acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, volatility in programming costs and geopolitical factors. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to update or revise the forward-looking statements contained in this press release, except as otherwise required by applicable federal securities laws.

Contact: Vincent Young, Chairman, James Morgan, Chief Financial Officer – 212-754-7070 or Don Ciaramella of The Lippin Group at 212-986-7080

YOUNG BROADCASTING INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2008	2007	2008
	(dollars in thousands, except per share data)		(dollars in thousands, except per share data)
Net revenue	$39,648	$36,989	$75,252	$71,946
Operating expenses	30,585	29,094	61,378	58,716
Depreciation and amortization	3,464	3,629	6,975	7,136
Operating income	5,599	4,266	6,899	6,094

Interest expense, net	(17,251)	(15,982)	(34,291)	(32,674)
Other expense, net	(262)	(137)	(56)	(359)
	(17,513)	(16,119)	(34,347)	(33,033)

Loss from continuing operations before expense for income taxes	(11,914)	(11,853)	(27,448)	(26,939)
Income tax (expense) benefit	(794)	(607)	(1,906)	125
Loss from discontinued operations	(5,477)	(140,536)	(14,203)	(141,154)
Net loss	$(18,185)	$(152,996)	$(43,557)	$(167,968)

Net loss per common share - basic	$(0.89)	$(6.47)	$(2.15)	$(7.20)
Weighted average shares - basic	20,359,243	23,640,859	20,234,468	23,329,871

Other Financial Data (continuing operations only):

Amortization of program license rights	$2,273	2,229	$4,528	4,451
Payments for program license liabilities	2,259	2,270	4,521	4,504
Capital expenditures	746	982	2,535	1,269

Other Financial Data (KRON only):

Net revenue	12,305	10,457	23,549	21,463
Operating expenses	13,084	11,986	25,723	23,703
Depreciation and amortization	750	—	1,536	—
Impairment of intangible assets	—	139,063	—	139,063
Operating income	(1,529)	(140,592)	(3,710)	(141,303)
Other income (expense)	111	56	210	149
Provision for income taxes	(4,059)	—	(10,703)	—
Loss from discontinued operations	(5,477)	(140,536)	(14,203)	(141,154)

Amortization of program license rights	4,294	3,472	8,110	6,884
Payments for program license liabilities	4,585	4,690	9,169	9,380
Capital expenditures	27	4	75	192

Reconciliation of Station Operating Performance to Operating Loss (Continuing operations only):

Operating income	5,599	4,266	6,899	6,094
Plus:
Non-cash compensation	1,630	1,054	3,195	2,595
Depreciation and amortization	3,464	3,629	6,975	7,136
Corporate overhead	3,097	3,225	6,770	6,859
Station Operating Performance	$13,790	$12,174	$23,839	$22,684

Balance Sheet Data:	December 31, 2007	March 31, 2008	June 30, 2008
	(dollars in thousands)
Cash and short term investments	62,943	39,557	36,367

(1) Non-cash compensation and corporate overhead pertain to continuing operations only.